FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported)    August 9, 2006

ACROSS AMERICA REAL ESTATE CORP.
(Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-50764	20-0003432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Seventeenth Street, Suite 450, Denver, Colorado 80202
(Address of principal executive offices including zip code)

(303) 893-1003
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Real Estate Corp. and its subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2005, we received a Ten Million Dollar financing commitment under a Credit Agreement from Vectra Bank of Colorado . This commitment permitted us to fund construction notes for build-to-suit real estate projects for national and regional chain retailers. The financing was through a series of promissory notes. Each note was issued for individual projects.

On August 3, 2006 we executed a First Amendment to this Credit Agreement, which extended the expiration date of the Agreement to July 21, 2007. The Credit Agreement is annually renewable. The terms and conditions of each construction note issued under the Credit Agreement remain unchanged, and any construction issued prior to the expiration date of the original Credit Agreement, will survive its expiration and will be subject to its individual term as outlined in the Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.11.      Amended Senior Credit Facility with Vectra Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2006		Across America Real Estate Corp
	By:	/s/ Ann L. Schmitt
Ann L. Schmitt President and Chief Executive Officer